HireQuest Reports Financial Results for the Third Quarter of 2020

$800,000 Sequential Improvement in Net Income Validates Confidence that Worst of
COVID-19 Impact is Over

GOOSE CREEK, South Carolina – November 12, 2020 – HireQuest, Inc. (Nasdaq: HQI), a national provider of back-office and operational support for franchised operators of on-demand and temporary staffing service providers, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Summary

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Franchise royalties of $3.2 million compared to $3.1 million in the prior year period, an increase of 2.5%.
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Service revenue, including interest paid on aging accounts receivable, of $164,000 compared to $154,000 in the prior year period, an increase of 6.7%.
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Total revenue of $3.4 million compared to $3.3 million in the prior year period, an increase of 2.7%.
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Net Income was $2.0 million, or $0.15 per diluted share, compared to a net loss of $7.8 million, or $(0.60) per share last year. The prior-year quarter included $4.8 million of merger-related expenses and $683,000 of income from discontinued operations.
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Paid first quarterly cash dividend of $0.05 per share
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On November 11, 2020, the Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock expected to be paid on December 15, 2020 to shareholders of record as of December 1, 2020 representing an annual dividend yield of 2.4%2. The company intends to pay quarterly cash dividends on its common stock each year in March, June, September and December, subject to final approval by the Board of Directors each quarter after its review of the Company’s financial performance.

System-wide sales1 (a non-GAAP operating performance metric) for the third quarter 2020 of $55.6 million compared to $74.2 million for the quarter ended September 29, 2019.

“Our franchise business model, combined with a solid balance sheet and steady cash flow, are making it possible for us to continue to deliver profitable results while navigating the ongoing challenges resulting from the global healthcare crisis,” commented Rick Hermanns, HireQuest’s President and Chief Executive Officer. “For the first time, we declared a quarterly cash dividend of $0.05 per share. Our Board has again approved a dividend this quarter, and, barring anything currently unforeseen, we expect to continue to pay a similar dividend in the future. Importantly, the payment of quarterly dividends does not rule out the possibility of future acquisitions should we find the right fit for our business. Increasingly, there are distressed businesses that make for attractive opportunities, but we continue to be highly selective as we consider potential targets.”

Mr. Hermanns continued, “During the third quarter, which is generally our strongest quarter, we saw our business stabilize. We are confident that the worst is behind us despite continued uncertainty as to the timing of a recovery in specific sectors of the economy, such as construction, hospitality and large-scale entertainment. Our franchisees have done an outstanding job adjusting their cost structure to align with demand while continuing to meet the needs of their customers. We are facing unprecedented challenges and thus far, not a single franchise has failed. We remain committed to delivering value to our shareholders and believe that a regular cash dividend underscores our confidence in the long-term prospects and resiliency of our business.”

Third Quarter 2020 Financial Results

The company’s total revenue is calculated by aggregating its revenue derived from franchise royalties and service revenue. Franchise royalties are the royalties earned from franchisees primarily on the basis of their sales to their customers. Service revenue consists of interest charged to franchisees on overdue accounts and other fees for optional services we provide our franchisees.

Franchise royalties in the third quarter of 2020 were $3.2 million compared to $3.1 million in the year-ago quarter, an increase of 2.5%. Service revenue was $164,000 compared to $154,000 in the prior-year quarter, an increase of 6.7%.

Total revenue in the third quarter of 2020 was $3.4 million compared to $3.3 million in the year-ago quarter, an increase of 2.7%, or $90,000. This increase is primarily due to the increase in franchised locations in 2020 as company-owned locations were converted to franchisees in the fourth quarter of 2019, and the results of company-owned locations are presented as discontinued operations in our financial statements.

Selling, general and administrative (“SG&A”) expenses in the third quarter of 2020 were $1.4 million compared to $7.4 million for the third quarter last year. The third quarter of 2019 included approximately $4.7 million of non-recurring, merger-related expenses. The decrease in SG&A was also driven by a decrease in expenses related to workers’ compensation costs and bad debt.

Net Income in the third quarter of 2020 was $2.0 million, or $0.15 per diluted share, compared to a net loss of $7.8 million, or $(0.60) per diluted share, in the third quarter last year. The net loss from continuing operations, which excluded discontinued operations, was $8.5 million, or $(0.65) per diluted share, in the year-ago quarter. The third quarter of 2020 did not include any discontinued operations.

Balance Sheet and Capital Structure

Cash was $10.3 million as of September 30, 2020, compared to $4.2 million at December 31, 2019.

Total assets were $49.1 million as of September 30, 2020. Total liabilities were $13.7 million.

On September 15, 2020, the company paid a quarterly cash dividend of $0.05 per share of common stock to shareholders of record as of September 1, 2020.

On November 11, 2020, the company’s Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock expected to be paid on December 15, 2020 to shareholders of record as of December 1, 2020.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:                                           Thursday, November 12, 2020
Time:                                          4:30 p.m. Eastern time (2:30 p.m. Mountain time)
Toll-free dial-in number:            1-844-602-0380
International dial-in number:     1-862-298-0970

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at https://www.webcaster4.com/Webcast/Page/2359/38301 and via the investor relations section of HireQuest’s website at www.hirequest.com.

A replay of the conference call will be available through November 26, 2020.

Toll-free replay number:           1-877-481-4010
International replay number:    1-919-882-2331
Replay passcode:                      38301

About HireQuest

HireQuest, Inc. is a nationwide franchisor that provides on demand labor solutions primarily in the light industrial and blue-collar segments of the staffing industry for HireQuest Direct and HireQuest franchised offices across the United States. Through our national network of approximately 138 franchisee-owned offices in 30 states and the District of Columbia, HireQuest provides employment for approximately 80,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, and event services. For more information, visit www.hirequest.com.

1 Refer to “Supplemental Operating Metrics” section at the end of this press release for a definition and additional details regarding System-wide sales
2 Based on a closing stock price of $8.35 on November 11, 2020

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future revenue, franchise sales, system-wide sales, and the growth thereof; operating results; anticipated benefits of the merger with Command Center, Inc., or the conversion to the franchise model; intended office openings; expectations of the effect on our financial condition of claims and litigation; strategies for customer retention and growth; strategies for risk management; and all other statements that are not purely historical and that may constitute statements of future expectations. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; the effects of any global pandemic including the impact of the novel coronavirus disease ("COVID-19"); the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following the merger with Command Center, Inc.; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Company Contact:                                                                         Investor Relations Contact:
HireQuest, Inc.                                                                              Hayden IR
Cory Smith, CFO                                                                          Brett Maas
(800) 835-6755                                                                             (646) 536-7331
Email: CSsmith@hirequest.com                                                   Email: brett@haydenir.com

-- Tables Follow --

HireQuest, Inc.
Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets
Cash	$ 10,297,147	$ 4,187,450
Accounts receivable, net of allowance for doubtful accounts	24,024,564	28,201,279
Notes receivable	2,144,118	3,419,458
Prepaid expenses, deposits, and other assets	1,179,333	188,560
Prepaid workers' compensation	1,978,509	822,938
Other assets	-	201,440
Total current assets	39,623,671	37,021,125
Property and equipment, net	2,958,998	1,900,686
Intangible assets, net	186,705	-
Notes receivable, net of current portion and reserve	6,377,779	7,990,251
Total assets	$ 49,147,153	$ 46,912,062
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 5,499	$ 253,845
Other current liabilities	1,664,854	1,893,846
Accrued benefits and payroll taxes	2,088,119	1,113,904
Due to franchisees	2,311,372	3,610,596
Risk management incentive program liability	1,018,994	1,811,917
Workers' compensation claims liability	3,165,056	2,327,869
Total current liabilities	10,253,894	11,011,977
Workers' compensation claims liability, net of current portion	1,743,128	1,516,633
Franchisee deposits	1,459,335	1,412,924
Deferred tax liability	273,185	1,688,446
Total liabilities	13,729,542	15,629,980
Commitments and contingencies	-	-
Stockholders' equity
Preferred stock - $0.001 par value, 1,000,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000,000 shares authorized; 13,615,605 and 13,518,036 shares issued, respectively	13,616	13,518
Additional paid-in capital	28,541,062	27,584,610
Treasury stock, at cost – 33,092 and -0- shares, respectively	(146,465)	-
Retained earnings	7,009,398	3,683,954
Total stockholders' equity	35,417,611	31,282,082
Total liabilities and stockholders' equity	$ 49,147,153	$ 46,912,062

HireQuest, Inc.
Consolidated Statements of Income
(unaudited)

	Three months ended		Nine months ended
	September 30, 2020	September 29, 2019	September 30, 2020	September 29, 2019
Franchise royalties	$ 3,218,606	$ 3,139,158	$ 9,563,135	$ 9,276,714
Service revenue	164,074	153,717	840,515	727,077
Total revenue	3,382,680	3,292,875	10,403,650	10,003,791
Selling, general and administrative expenses	1,357,725	7,393,380	6,542,171	9,817,245
Depreciation and amortization	32,438	40,200	96,654	75,630
Income (loss) from operations	1,992,517	(4,140,705)	3,764,825	110,916
Other miscellaneous income	392,709	504,833	932,254	751,693
Interest and other financing expense	(10,035)	(106,461)	(39,174)	(521,838)
Net income (loss) before income taxes	2,375,191	(3,742,333)	4,657,905	340,771
Provision for income taxes	404,058	4,716,731	654,592	4,816,337
Income (loss) from continuing operations	1,971,133	(8,459,064)	4,003,313	(4,475,566)
Income from discontinued operations, net of tax	-	682,674	-	722,756
Net income (loss)	$ 1,971,133	$ (7,776,390)	$ 4,003,313	$ (3,752,810)

Basic earnings (loss) per share
Continuing operations	$ 0.15	$ (0.65)	$ 0.30	$ (0.41)
Discontinued operations	-	0.05	-	0.07
Total	$ 0.15	$ (0.60)	$ 0.30	$ (0.34)

Diluted earnings (loss) per share
Continuing operations	$ 0.15	$ (0.65)	$ 0.30	$ (0.41)
Discontinued operations	-	0.05	-	0.07
Total	$ 0.15	$ (0.60)	$ 0.30	$ (0.34)

Weighted average shares outstanding
Basic	13,573,086	12,927,634	13,551,507	10,939,318
Diluted	13,574,863	12,927,634	13,553,619	10,939,318

HireQuest, Inc.
Supplemental Operating Metrics

1 Management sometimes refers to total sales generated by its franchisees as “franchise sales.” Management also sometimes refers to sales at offices that were owned and operated by the company, not by one of its franchisees, as "company-owned sales," all of which were sold as of September 29, 2019. Sales at company-owned offices are reflected net of costs, expenses, and taxes associated with those sales on the company’s financial statements as “Income from discontinued operations, net of tax.” The sum of franchise sales and company-owned sales is referred to as “system-wide sales,” a non-GAAP operating performance metric. In other words, system-wide sales include sales at all offices, whether owned and operated by the company or by its franchisees. While the company does not record franchise sales as revenue, management believes that information on system-wide sales is important to understanding the company’s financial performance because those sales are the basis on which the company calculates and records franchise royalty revenue, are directly related to interest charged on overdue accounts, which the company records under service revenue, and are indicative of the financial health of the franchisee base.